Exhibit 99.01

PENDING TOBACCO LITIGATION

CLASS ACTION CASES:

The following Class Action cases were pending against Lorillard as of December 31, 2006, through February 16, 2007:

The case of Willard Brown v. The American Tobacco Company, et al. (Superior Court, San Diego County, California, filed June 10, 1997).

The case of Cleary v. Philip Morris Incorporated, et al. (Circuit Court, Cook County, Illinois, filed June 3, 1998).

The case of Cypret v. The American Tobacco Company, et al. (Circuit Court, Jackson County, Missouri, filed May 5, 1999). The Company is a defendant in the case.

The case of Daniels v. Philip Morris Incorporated, Inc, et al. (Superior Court, San Diego County, California, filed April 2, 1998).

The case of Engle v. R.J. Reynolds Tobacco Company, et al. (Circuit Court, Miami-Dade County, Florida, filed May 5, 1994).

The case of Lowe v. Philip Morris Incorporated, et al. (Circuit Court, Multnomah County, Oregon, filed November 19, 2001). During 2003, the court granted defendants' motion to dismiss the complaint. Plaintiffs have appealed.

The case of Parsons v. AC&S Inc., et al. (Circuit Court, Ohio County, West Virginia, filed February 27, 1998).

The case of Schwab v. Philip Morris USA, Inc., et al. (U.S. District Court, Eastern District, New York, filed May 11, 2004).

The case of Scott v. The American Tobacco Company, et al. (District Court, Orleans Parish, Louisiana, filed May 24, 1996).

The case of Young v. The American Tobacco Company, Inc., et al. (District Court, Orleans Parish, Louisiana, filed November 12, 1997). The Company is a defendant in the case.

REIMBURSEMENT CASES:

The following Reimbursement cases were pending against Lorillard as of December 31, 2006, through February [date forthcoming], 2007:

The case of City of St. Louis [Missouri] v. American Tobacco Co., Inc., et al. (Circuit Court, City of St. Louis, Missouri, filed November 25, 1998). As many as 50 Missouri hospitals or hospital districts also are plaintiffs in this matter.

The case of Crow Creek Sioux Tribe v. The American Tobacco Company, et al. (Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997).

The case of United Seniors Association, Inc., as a private attorney general v. Philip Morris USA, et al. (U.S. District Court, Massachusetts, filed August 4, 2005). During 2006, the court granted defendants’ motion to dismiss. Plaintiffs have appealed.

The case of United States of America v. Philip Morris Incorporated, et al. (U.S. District Court, District of Columbia, filed September 22, 1999).

In addition, a Private Company Reimbursement Case has been filed outside the U.S.:

Clalit Health Services v. Philip Morris Inc., et al. (District Court, Jerusalem, Israel). The Company is a defendant in this action.

ANTITRUST CLAIMS -

The case of Romero, et al v. Philip Morris, et al. (District Court, Rio Arriba County, New Mexico, filed February 9, 2000).

The case of Smith v. Philip Morris, et al. (District Court, Seward County, Kansas, filed February 7, 2000).

The case of Sanders v. Lockyer, et al. (N.D. Cal., filed June 9, 2004).